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                                                                      EXHIBIT 21
                                                                      ----------

                         THE ELDER-BEERMAN STORES CORP.

                             LIST OF SUBSIDIARIES(1)
                             -----------------------


                                                     JURISDICTION OF
         NAME                                         ORGANIZATION
         ----                                       -----------------

The El-Bee Chargit Corp.                                  Ohio

The Bee-Gee Shoe Corp.                                    Ohio







































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1        This Exhibit 21 to the Registration Statement sets forth the names of all of the entities expected to be subsidiaries of The Elder-Beerman Stores Corp. at the time such Registration Statement becomes effective.